CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 20, 2010, relating to the financial statements and financial highlights which appear in the July 31, 2010 Annual Report to Shareholders of CMG Ultra Short Term Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 24, 2010